Exhibit 10-T







                             DONALDSON COMPANY, INC.
                           LONG TERM COMPENSATION PLAN
                               (1999 RESTATEMENT)


            As Amended and Restated Effective as of August 1, 1999,
                          and amended December 3, 2001



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                             DONALDSON COMPANY, INC.
                           LONG TERM COMPENSATION PLAN
                               (1999 RESTATEMENT)

                                TABLE OF CONTENTS

                                                                           PAGE


SECTION 1.   ESTABLISHMENT AND PURPOSE.......................................1

             1.1.   Establishment
             1.2.   Purpose
             1.3.   Relation to Master Stock Plans

SECTION 2.   DEFINITIONS.....................................................2

             2.1.   Affiliate
             2.2.   Award
             2.3.   Award Agreement
             2.4.   Award Matrix
             2.5.   Beneficiary
             2.6.   Board
             2.7.   Change of Control
                    2.7.1.   Affiliate
                    2.7.2.   Beneficial Owner
                    2.7.3.   Exchange Act
                    2.7.4.   Person
             2.8.   Committee
             2.9.   Common Stock
             2.10.  Company
             2.11.  Disability, Disabled
             2.12.  Incentive Cycle
             2.13.  Participant
             2.14.  Performance Objective
             2.15.  Performance Unit
             2.16.  Plan
             2.17.  Retirement
             2.18.  Termination of Employment
             2.19.  Vested

SECTION 3.   ELIGIBILITY AND PARTICIPATION...................................6

             3.1.   Commencement of Participation
             3.2.   Termination of Participation


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SECTION 4.   AWARDS..........................................................7

             4.1.   Grant
             4.2.   Adjustment
             4.3.   Performance Objectives Alteration
             4.4.   Vesting
                    4.4.1.   Pro Rata Vesting
                    4.4.2.   Forfeiture

SECTION 5.   TIME AND MANNER OF PAYMENTS.....................................9

             5.1.   Time of Payment
             5.2.   Manner of Payment
             5.3.   Change in Control Distributions
             5.4.   Death Benefit
             5.5.   Beneficiary Designation

SECTION 6.   FUNDING........................................................10

             6.1.   Funding
             6.2.   Corporate Obligation

SECTION 7.   ADMINISTRATION.................................................11

             7.1.   Authority
             7.2.   Liability
             7.3.   Procedures
             7.4.   Claim for Benefits
             7.5.   Claims Procedure
                    7.5.1.   Original Claim
                    7.5.2.   Claims Review Procedure
                    7.5.3.   General Rules
             7.6.   Payments upon Imposition of Federal or State Taxes
             7.7.   Legal Fees
             7.8.   Errors in Computations

SECTION 8.   MISCELLANEOUS..................................................14

             8.1.   Not an Employment Contract
             8.2.   Nontransferability
             8.3.   Tax Withholding
             8.4.   Expenses
             8.5.   Governing Law
             8.6.   Amendment and Termination
             8.7.   Rules of Interpretation



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                             DONALDSON COMPANY, INC.
                           LONG TERM COMPENSATION PLAN
                               (1999 RESTATEMENT)


                                    SECTION 1

                            ESTABLISHMENT AND PURPOSE

1.1. ESTABLISHMENT. Effective as of August 1, 1999, Donaldson Company, Inc. hereby amends and restates its performance share plan for key employees, known as the "DONALDSON COMPANY, INC. LONG TERM COMPENSATION PLAN."

Except as may be hereinafter specifically provided, this amended and restated Plan document shall not affect any Awards made prior to August 1, 1999. All such awards shall be governed by the plan and performance award documents in effect at the time the Awards were granted.

1.2. PURPOSE. The purpose of this Plan is to incent key employees of the Company by rewarding them for the Company's achievement of predetermined levels of long-term performance.

1.3. RELATION TO MASTER STOCK PLANS. The stock-based awards provided by this Plan are subject to any applicable terms, conditions and restrictions required by the Donaldson Company, Inc. 2001 Master Stock Incentive Plan if they are credited after December 31, 2001, or the Donaldson Company, Inc. 1991 Master Stock Compensation Plan if they are credited on or before December 31, 2001. No awards shall be made under this Plan after the last date on which awards may be granted under the 2001 Master Stock Incentive Plan.













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                                    SECTION 2

                                   DEFINITIONS

The following words and phrases shall have the following meanings, unless a different meaning is plainly required by the context. Any masculine terminology used in the Plan shall also include the feminine gender and the definition of any terms in the singular shall also include the plural.

2.1. AFFILIATE -- a business entity which is under "common control" with the Company or which is a member of an "affiliated service group" that includes the Company, as those terms are defined in section 414(b), (c) and (m) of the Code. A business entity shall also be treated as an Affiliate if, and to the extent that, such treatment is required by regulations under section 414(o) of the Code. In addition to said required treatment, the Committee may, in its discretion, designate as an Affiliate any business entity which is not such a "common control" or "affiliated service group" business entity but which is otherwise affiliated with the Company, subject to such limitations as the Committee may impose.

2.2. AWARD -- the right to receive a specified number of shares of Common Stock, a multiple thereof, or a portion thereof, based upon the satisfaction of Performance Objectives established by the Committee, subject to the terms, conditions and restrictions in this Plan and the Master Stock Plan, as well as those established by the Committee and set forth in the applicable Award Agreement.

2.3. AWARD AGREEMENT -- the agreement entered into between the Company and the Participant setting forth certain terms and conditions applicable to an Award.

2.4. AWARD MATRIX -- determines the award percentage for the Incentive Cycle based on the actual net sales growth and average return on investment. The award percentage is multiplied by the number of Performance Units granted, as identified in the Award Agreement, to determine the number of Performance Units payable (subject to any additional adjustment required by the Award, such as for earnings per share consistency).

2.5. BENEFICIARY -- any person or entity designated by the Participant in accordance with Section 5 to receive the amount, if any, payable in connection with the Participant's Award after the Participant's death. Designated persons or entities shall not be considered Beneficiaries until the death of the Participant.

2.6. BOARD -- the Board of Directors of the Company.

2.7. CHANGE OF CONTROL -- a "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

         (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any

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                  Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below;
                  or

         (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

         (c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or

         (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate

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ownership in an entity which owns all or substantially all of the assets of the
Company immediately following such transaction or series of transactions. Solely for purposes of this Section 2.7, the following words and phrases shall have the following meanings:

         2.7.1. AFFILIATE -- an "affiliate" within the meaning of Rule 12b-2 promulgated under Section 12 of the Exchange Act.

         2.7.2. BENEFICIAL OWNER -- a "beneficial owner" within the meaning of Rule 13d-3 under the Exchange Act.

         2.7.3. EXCHANGE ACT -- the Securities Exchange Act of 1934, as amended from time to time.

         2.7.4. PERSON -- a "person" within the meaning of Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

2.8. COMMITTEE -- the Human Resources Committee of the Board of Directors of the Company.

2.9. COMMON STOCK -- the common stock of the Company.

2.10. COMPANY -- Donaldson Company, Inc. and, except in determining under
Section 2.7 hereof whether or not any Change in Control has occurred, shall include any successor by merger, purchase or otherwise.

2.11. DISABILITY, DISABLED -- a physical or mental impairment which constitutes total and permanent disability and during which the Participant is not receiving any payments of an Early Retirement Pension or a Vested Benefit under the Donaldson Company, Inc. Salaried Employees' Pension Plan (1997 Restatement), as amended from time to time, and the Participant either:

         (a) is eligible to receive long-term disability benefits under the Company's separate long-term disability insurance plan (which program shall be administered on a uniform and nondiscriminatory basis); if such separate long-term disability coverage is elected by the Participant, or

         (b) is eligible to receive and is actually receiving (after the applicable waiting period) benefits under the federal Social Security Act as in effect at the time of the Disability.

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2.12. INCENTIVE CYCLE -- a period of three consecutive plan years designated by the Committee.

2.13. PARTICIPANT -- an employee or former employee of the Company or its Affiliates who has become a Participant as provided in Section 3.1, and who has not ceased to be a Participant as provided in Section 3.2.

2.14. PERFORMANCE OBJECTIVE -- the goals for after-tax return on investment and compound net sales growth established for an Award by the Committee and set forth in the Participant's Award Agreement. After-tax return on investment and compound net sales growth shall be as defined and reported in the monthly operating reports published by the Company's Accounting Department.

2.15. PERFORMANCE UNIT -- the portion of an Award that represents the right to receive a single share of Common Stock in the event all applicable Performance Objectives are satisfied at target levels, before any adjustments such as an adjustment to the target award for earnings per share consistency.

2.16. PLAN -- the Donaldson Company, Inc. Long Term Compensation Plan as set forth herein, and as the same may be amended from time to time.

2.17. RETIREMENT -- a Termination of Employment under circumstances that entitle the employee to a Normal or Early Retirement Pension (as defined in the Donaldson Company, Inc. Salaried Employees' Pension Plan (1997 Restatement), as amended from time to time).

2.18. TERMINATION OF EMPLOYMENT -- the complete severance of an employee's employment relationship with the Company and all Affiliates, if any, for any reason other than the employee's death or Disability.

2.19. VESTED -- nonforfeitable.


















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                                    SECTION 3

                          ELIGIBILITY AND PARTICIPATION

3.1. COMMENCEMENT OF PARTICIPATION. An officer or member of senior management shall become a Participant in the Plan when he or she is granted an Award pursuant to Section 4.

3.2. TERMINATION OF PARTICIPATION. A person shall cease to be a Participant as soon as all Awards credited to the Participant have been paid in full or, if deferred, credited to the Participant's Account under the Donaldson Company, Inc. Deferred Compensation and 401(k) Excess Plan.


























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                                    SECTION 4

                                     AWARDS

4.1. GRANT. Prior to the start of an Incentive Cycle, or as soon as administratively feasible thereafter, the Committee grants Awards to select employees of the Company that establish:

         (a)      the Incentive Cycle for the Award;

         (b)      the Performance Objectives applicable to the Award;

         (c)      the Award Matrix;

         (d)      the number of Performance Units granted; and

         (e) the manner of adjustment, if any, to the number of shares payable based on earnings per share consistency, and any other adjustments or special terms and conditions applicable to the Award.

4.2. ADJUSTMENT. In the event of any change in the outstanding shares of common stock of the Company by reason of any stock split or stock dividend in the form of a split, the Committee shall adjust the number of Performance Units in a Participant's Award so that such number equals the number of Performance Units in the Award prior to the event, multiplied by a fraction, the denominator of which is the number of Performance Units in the Award prior to the event, and the numerator of which is the number of shares of Common Stock the Participant would have had after the event if the Participant had shares of Common Stock immediately prior to the event equal in number to the number of Performance Units in the Participant's Award immediately prior to the event. In the event of any dividend (other than a stock dividend in the form of a split), recapitalization, merger, consolidation, spinoff, reorganization, combination or exchange of shares or other similar corporate change, then if the Committee, or the board of directors of a successor corporation, shall determine, in its sole discretion, that such change equitably requires an adjustment in the number of Performance Units in the Participant's Award, such adjustment shall be made by the Committee or said board and shall be conclusive and binding for all purposes of the Plan.

4.3. PERFORMANCE OBJECTIVES ALTERATION. In the event of an acquisition, disposition or other change which, in the judgment of the Committee, may have a significant effect on particular Performance Objectives, the Committee may adopt such changes in the applicable Performance Objectives as it shall, in its sole discretion, deem equitable and appropriate to achieve the purpose of the Plan.

4.4. VESTING. Except as otherwise indicated below and in Section 5.3, Awards shall become Vested only at the end of the applicable Incentive Cycle, and then only to the extent determined by the applicable Performance Objectives.

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         4.4.1. PRO RATA VESTING. In the event that, prior to the end of the
Incentive Cycle, the Plan is terminated, the Participant is transferred to an ineligible position, or the Participant ceases to be an employee by reason of Retirement, death, or Disability, the Vested Award will be based on actual results compared to the Performance Objectives at the end of the Incentive Cycle, and multiplied by a fraction whose numerator is the number of months completed in the cycle and denominator is thirty-six.

         4.4.2. FORFEITURE. If a Participant ceases to be an employee prior to the end of an Incentive Cycle for any reason other than Retirement, Disability or death, the Participant's Award with respect to that Incentive Cycle shall be forfeited.























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                                    SECTION 5

                           TIME AND MANNER OF PAYMENTS

5.1. TIME OF PAYMENT. Payment of a Participant's Vested Award under the Plan will occur no more than 60 days, and no less than 30 days, after the end of the Incentive Cycle with respect to which the Award was granted. Share certificates are distributed as soon as administratively feasible after the effective date of payment.

5.2. MANNER OF PAYMENT. A Participant's Account will be paid to the Participant in a single lump sum. Payment to the Participant shall be made, net of withholding taxes, exclusively in shares of Common Stock. For purposes of determining any tax withholding on a payment, the value of Common Stock will be the market price of such Common Stock on a date no more than 60 days nor less than 30 days after the end of the Incentive Cycle.

5.3. CHANGE IN CONTROL DISTRIBUTIONS. Notwithstanding any other provision of
Section 4.4 or this Section 5 (other than Section 5.5), if a Change in Control occurs prior to the end of the applicable Incentive Cycle, the Participant's Award shall be immediately Vested and paid in accordance with this Section 5.3. The amount payable will be determined as if the applicable Performance Objectives had been met at target levels and as if the conditions for any adjustments (such as for earnings per share consistency) were met for the entire Incentive Cycle to the same extent as they were met through the date of the Change in Control, and then prorated as if the employee retired on the date of the Change in Control. Distribution of the entire amount payable shall be made on the date of the Change in Control. Such distribution shall be made in a single lump sum stock distribution.

5.4. DEATH BENEFIT. In the event of a Participant's death, the Company shall pay the Participant's unpaid Vested Award (in the amount determined under Section
4.4.1 if Participant's death occurred prior to the end of the Incentive Cycle) to the Participant's designated beneficiary. Such payment shall be made at the time prescribed in Section 5.1 above, or as soon as administratively feasible thereafter in a single lump sum stock distribution (and cash for fractional shares).

5.5. BENEFICIARY DESIGNATION. A Participant shall submit to the Company upon initial grant of an Award under the Plan, and at such other times as the Participant desires, on a form provided by the Committee, a written designation of the beneficiary or beneficiaries to whom payment of the Participant's Vested Award under the Plan shall be made in the event of the Participant's death. Beneficiary designations shall become effective only when received by the Company. Beneficiary designations first received by the Company after the Participant's death, and any designations in effect at the time a valid subsequent designation is received by the Company, shall be invalid and have no effect. If a Participant has not designated a Beneficiary, or if no designated Beneficiary is living on the date of distribution, the Participant's Vested Award shall be distributed to those persons entitled to receive the Participant's benefit under the Donaldson Company, Inc. Salaried Employees' Pension Plan (1997 Restatement), as amended from time to time.


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                                    SECTION 6

                                     FUNDING

6.1. FUNDING. The Company and its Affiliates shall be responsible for paying all benefits due hereunder. For the purpose of facilitating the payment of benefits due hereunder, the Company may (but shall not be required to) establish and maintain a grantor trust pursuant to an Agreement between the Company and a trustee selected by the Company; provided, however, that any such grantor trust must be structured so that it does not result in any federal income tax consequences to any Participant until distributions under Section 5 are actually received. The Company may contribute to a grantor trust thereby created such amounts as it may from time to time determine.

6.2. CORPORATE OBLIGATION. Neither the officers nor any member of the Board of Directors of the Company or any of its Affiliates in any way secures or guarantees the payment of any benefit or amount which may become due and payable hereunder to or with respect to any Participant. Each Participant and other person entitled at anytime to payments hereunder shall look solely to the assets of the Company and its Affiliates for such payments as an unsecured, general creditor. Nothing herein shall be construed to give a Participant, Beneficiary or any other person or persons any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by the Company or in which it may have any right, title or interest now or in the future. After benefits shall have been paid to or with respect to a Participant and such payment purports to cover in full the benefit hereunder, such former Participant or other person or persons, as the case may be, shall have no further right or interest in the other assets of the Company and its Affiliates in connection with this Plan.





















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                                    SECTION 7

                                 ADMINISTRATION

7.1. AUTHORITY. The Plan shall be administered by the Committee, which shall have full discretionary power and authority to administer and interpret the Plan and to determine all factual and legal questions under the Plan, including but not limited to the entitlement of Participants and Beneficiaries, and the amount of their respective interests.

7.2. LIABILITY. No member of the Committee and no director or member of the management of the Company or its Affiliates shall be liable to any persons for any actions taken under the Plan, or for any failure to effect any of the objective or purposes of the Plan, by reason of insolvency or otherwise.

7.3. PROCEDURES. The Committee may from time to time adopt such rules and procedures as it deems appropriate to assist in the administration of the Plan.

7.4. CLAIM FOR BENEFITS. No employee or other person shall have any claim or right to payment of any amount hereunder until payment has been authorized and directed by the Committee.

7.5. CLAIMS PROCEDURE. Until modified by the Committee, the claims procedure set forth in this Section 7.5 shall be the claims procedure for the resolution of disputes and disposition of claims arising under the Plan.

         7.5.1. ORIGINAL CLAIM. Any employee, former employee, or Beneficiary of such employee or former employee may, if the employee, former employee or Beneficiary so desires, file with the Committee a written claim for benefits under the Plan. Within ninety (90) days after the filing of such a claim, the Committee shall notify the claimant in writing whether the claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty (180) days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Committee shall state in writing:

         (a)      the specific reasons for the denial,

         (b) the specific references to the pertinent provisions of this Plan on which the denial is based,

         (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

         (d) an explanation of the claims review procedure set forth in this Section.

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         7.5.2. CLAIMS REVIEW PROCEDURE. Within sixty (60) days after receipt of notice that the claim has been denied in whole or in part, the claimant may file with the Committee a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Committee shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty days (120) from the date the request for review was filed) to reach a decision on the request for review.

         7.5.3. GENERAL RULES.

         (a) No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Committee upon request.

         (b) All decisions on original claims shall be made by the Committee and requests for a review of denied claims shall be made by the Committee.

         (c) The Committee may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

         (d) Claimants may be represented by a lawyer or other representative at their own expense, but the Committee reserves the right to require the claimant to furnish written authorization. A claimant's representative shall be entitled to copies of all notices given to the claimant.

         (e) The decision of the Committee on an original claim or on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

         (f) Prior to filing a claim or a request for a review of a denied claim, the claimant or the claimant's representative shall have a reasonable opportunity to review a copy of this Plan Statement and all other pertinent documents in the possession of the Company and its Affiliates.

7.6. PAYMENTS UPON IMPOSITION OF FEDERAL OR STATE TAXES. If any Participant is determined to be subject to federal or state income tax on any amount accrued on his or her behalf under this Plan prior to the time of payment hereunder, federal or state taxes attributable to the amount determined to be so taxable shall be distributed by the Plan to such Participant. An amount accrued on his or her behalf under this Plan shall be determined to be subject to federal income tax upon the earliest of:

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                  (i)      a final determination by the United States Internal
                           Revenue Service addressed to the Participant which is not appealed to the courts;

                  (ii) a final determination by the United States Tax Court or any other Federal Court affirming any such determination by the Internal Revenue Service; or

                  (iii) an opinion by the Tax Counsel of the Company, addressed to the Company that, by reason of Treasury Regulations, amendments to the Internal Revenue Code, published Internal Revenue Service rulings, court decisions or other substantial precedent, amounts accrued on a Participant's behalf hereunder are subject to federal or state income tax prior to payment.

The Company shall undertake at its sole expense to defend any tax claims described herein which are asserted by the Internal Revenue Service or by any state revenue authority against any Participant, including attorney fees and costs of appeal, and shall have the sole authority to determine whether or not to appeal any determination made by the Internal Revenue Service, by any state revenue authority or by a lower court. The Company also agrees to reimburse any Participant for any interest or penalties in respect of federal or state tax claims hereunder upon receipt of documentation of same.

7.7. LEGAL FEES. If the Company does not pay the benefits required under the terms of the Plan for reasons other than the insolvency of the Company, the Company agrees to reimburse any Participant for all legal fees incurred in enforcing his or her claim to benefits under the Plan.

7.8. ERRORS IN COMPUTATIONS. The Committee shall not be liable or responsible for any error in the computation of any benefit payable to or with respect to any Participant resulting from any misstatement of fact made by the Participant or by or on behalf of any Beneficiary to whom such benefit shall be payable, directly or indirectly, to the Committee, and used by the Committee in determining the benefit. The Committee shall not be obligated or required to increase the benefit payable to or with respect to such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the benefit of any Participant which is overstated by reason of any such misstatement or any other reason shall be reduced to the amount appropriate in view of the truth (and to recover any prior overpayment).
















                                       13
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                                    SECTION 8

                                  MISCELLANEOUS

8.1. NOT AN EMPLOYMENT CONTRACT. This Plan is not and shall not be deemed to constitute a contract of employment between the Company and any employee or other person, nor shall anything herein contained be deemed to give any employee or other person any right to be retained in the Company's employ or in any way limit or restrict the Company's right or power to discharge any employee or other person at any time and to treat him without regard to the effect which such treatment might have upon the employee as a Participant in the Plan.

8.2. NONTRANSFERABILITY. A Participant's rights and interest under the Plan, including amounts payable, may not be assigned, alienated, pledged or transferred except, in the event of a Participant's death to his Beneficiary. No benefit payable under this Plan shall be subject to attachment, garnishment, execution following judgment or other legal process before actual payment to the Participant or Beneficiary.

8.3. TAX WITHHOLDING. The Company shall withhold the amount of any federal, state or local income tax or other tax required to be withheld by the Company under applicable law with respect to any amount payable under the Plan. Any cash payable in lieu of fractional shares shall be applied to the payment of tax withholding. The Participant shall not be liable for any tax withholding.

8.4. EXPENSES. All expenses of administering the Plan shall be borne by the Company.

8.5. GOVERNING LAW. Except to the extent that federal law is controlling, the Plan shall be construed and enforced in accordance with and governed by the laws of the State of Minnesota.

8.6. AMENDMENT AND TERMINATION. The Company reserves the power to unilaterally amend this Plan at any time, either prospectively or retroactively or both by action of the Committee (with the written concurrence of the Chief Executive Officer of the Company). The Committee may likewise terminate or curtail the benefits of this Plan both with regard to persons expecting to receive benefits in the future and persons already receiving benefits at the time of such action; provided, however, that the Committee may not amend or terminate the Plan with respect to benefits that have accrued and are Vested pursuant to Section 4 in any manner that reduces the amount of such benefits, nor may the Committee, after a Change in Control, as that term is defined in the Master Stock Plan, directly or indirectly alter, amend, suspend, terminate or discontinue the Plan, establish or modify rules, regulations or procedures under the Plan, make any interpretation or determination under the Plan, or exercise any authority or discretion vested in the Committee unless such action is permitted under Section
1.07 of the Master Stock Plan. No modification of the terms of this Plan shall be effective unless it is in writing and signed on behalf of the Company by a person authorized to execute such writing. No oral representation concerning the interpretation or effect of this Plan shall be effective to amend the Plan.


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

8.7. RULES OF INTERPRETATION. The titles given to the various sections of this Plan are inserted for convenience of reference only and are not part of this Plan, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof.































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